UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 30, 2008

PARAGON SEMITECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52988 (Commission File Number)	26-0291849 (I.R.S. Employer Identification No.)

197 Route 18 South, Suite 3000, PMB 4157 East Brunswick, NJ 08816 (Address of principal executive offices) (zip code)

(732) 658-4280 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

From January 29, 2008 to April 19, 2008, we accepted subscription agreements in the total amount of $103,200 from 23 subscribers to our public offering of shares of common stock (the “Offering”) pursuant to our Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on December 13, 2007 (the “Registration Statement”). Pursuant to the accepted subscription agreements, the subscribers subscribed for a total 516,000 shares of our common stock at $0.20 per share to be issued by us at the closing of the Offering.

We closed the Offering on May 30, 2008 (the “Closing”). At the Closing, we issued instructions to the escrow agent to disburse proceeds of the cash subscriptions in the amount of $103,200 to us and issue 516,000 shares of our common stock to the subscribers. We intend to use the proceeds of the Offering for the purposes and in the amounts described in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2008	Paragon SemiTech USA, Inc.,
a Delaware corporation

/s/ Frank Z.W. Fang
By: Frank Z.W. Fang
Its: Chief Executive Officer